Exhibit 10.1

STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (this "Agreement") is made and entered into this 15th day of April 2016, by and among Amazing Energy Oil and Gas, Co., a Nevada corporation (hereinafter referred to as the "Company") and Gulf South Holding, Inc., a Delaware corporation (hereinafter referred to as the "Seller") Gulf South Securities, Inc., a Delaware corporation (hereinafter referred to as "GSSI"); Jed Miesner, individually, and on behalf of Petro Pro Ltd., JLM Strategic Investments, LP, and Jed and Lesa Miesner, husband and wife (hereinafter referred to as "Miesner"); and Bories Capital, LLC (hereinafter referred to as "Bories"), on the following terms:

Premises
A.                 Seller and the Company have engaged in preliminary discussions with the intention of the Company acquiring all of the issued and outstanding shares of the common stock of Gulf South Securities, Inc., a Delaware corporation which are all owned by the Seller in exchange for restricted shares of common stock and warrants of the Company.

B.                 The Company and Seller desire to memorialize the terms of the foregoing shares and warrant exchange in this Agreement.

Agreement
BASED, upon the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual promises and covenants hereinafter set forth, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, it is agreed as follows:

ARTICLE I
EXCHANGE OF STOCK AND WARRANTS

1.01            Exchange of Common Stock.  Company agrees to exchange Five Million, Three Hundred Forty-Nine Thousand, One Hundred Fifty-Three (5,349,153) restricted shares of Company's common stock (the "Shares") plus Two Million, Six Hundred Seventy-Four Thousand, Five Hundred Seventy-Six (2,674,576) stock purchase warrants (the "Warrants") of the Company in consideration for Seller transferring all right, title and interest in and to 100,000 shares of common stock (the "GSSI Shares") of Gulf South Securities, Inc., a Delaware corporation ("GSSI") which is registered with the Securities and Exchange Commission (the "SEC") and Financial Industry Regulatory Authority ("FINRA") as a broker-dealer.  The foregoing 100,000 shares of GSSI constitutes all of the authorized, issued, and outstanding shares of common stock of GSSI.  There are no other authorized, issued, or outstanding securities of GSSI.

1.02            Stock Purchase Warrant.  Each Warrant will allow the holder to purchase one share of the Company's common stock at an exercise price of One Dollar ($1.00) per share. The Warrants will have an exercise period of Three (3) years from the date of Closing. If the Warrant is not exercised during the redemption period, it will terminate.

1.03            Series A Preferred Stock.  The Company's financial statements reflect an outstanding in-debtedness owed in the approximate amount of $3,900,000.00 to entities under the common control of Jed Miesner ("Miesner").  Miesner will convert $900,000 of that debt into 9,000 restricted shares of Se-ries A Preferred Stock, the specific terms thereof will be contained in an appropriate designation filed with the Nevada Secretary of State.  The balance of the debt will remain unchanged.  The Series A Pre-ferred shares may be redeemed by the Company at any time upon payment of $100.00 per share. On the

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fifth anniversary of the Closing, any shares of Series A Preferred Stock outstanding share will, at the dis-cretion of Miesner, be convertible, for a period of three (3) years into common stock purchase warrants of the Company's common stock at an exercise price of one dollar (1.00) per share on the basis of 110 shares of common stock for each one (1) share of Series A Preferred Stock outstanding. Each share of Series A Preferred Stock will have 1,000 votes and will vote as a unit with all other shares of common and preferred stock. The Series A Preferred Stock will not accrue or paid any dividends and may not be assigned or transferred except under a plan for wealth transfer and estate planning. For each spud oil and gas well drilled by the Company with funds raised or delivered due to the efforts of the former Gulf South Officers, now Company employees, the Company will pay Miesner $10,000.00 in exchange for 100 shares of Series A Preferred Stock. In the event that the Company drills wells for its own account the Board of Directors of the Company will decide if such wells qualify for the aforementioned spud bonus.  The Company will promptly cancel any Preferred Stock purchased. As partial consideration for the fore-going, Miesner will execute a partial release of his collateralize security interest in the Company's oil and gas leaseholds.  All necessary documents releasing his collateralized security interest in the Company's oil and gas leaseholds will be delivered on Closing. In addition Miesner agrees to specifically release any liens and not hinder clean title where assignments of interests are made by the Company to the Compa-ny's contemplated drilling partnerships.

1.04            Series B Preferred Stock.  Seller's financial statements reflect an outstanding indebted-ness owed to Bories Capital LLC., a Louisiana Limited Liability Company ("Bories") in the amount of $5,000,000.00.  Bories will convert that indebtedness into 50,000 restricted shares of the Company's Se-ries B Preferred Stock, the specific terms thereof will be contained in an appropriate designation filed with the Nevada Secretary of State. The Company may redeem the Series B Preferred Stock at any time at $100.00 per share. On the fifth anniversary of the Closing relating to this Agreement, any shares of Series 8 Preferred Stock outstanding will be convertible, at the discretion of Bories, for a period of three years, into common stock purchase warrants of the Company with an exercise price of $1.00 per shares on the basis of 110 shares of common stock for each one (1) share of Series B Preferred Stock outstanding. The shares of Series B Preferred Stock will be non-voting, however, if voting is required under the laws of the State of Nevada for any reason, the Series B Preferred Stock will vote as a unit with all other shares of common and preferred stock. The Series B Preferred Stock will not accrue or be paid any dividends and may not be assigned or transferred except under a plan for wealth transfer and estate planning. For each spud oil and gas well drilled by the Company with funds raised or delivered due to the efforts of the for-mer Gulf South officers, now Company employees, the Company will pay Bories $10,000.00 in exchange for 100 shares of Series B Preferred Stock. In the event that the Company drills wells for its own account the Board of Directors of the Company will decide if such wells qualify for the aforementioned spud bo-nus.  The Company will promptly cancel any Preferred Stock purchased.  Bories agrees to execute any necessary documents to fulfill the obligations contained in this paragraph as to the redemption of the Pre-ferred Stock.

1.05            Closing.

a)
The exchange of the foregoing securities will take place at a closing (the "Closing"), to be held at such date, time and place at the Law Office of Conrad C. Lysiak, P.S. as determined by the Seller and the Company but in no event later than April 24, 2016.

b)	At the Closing:

i)	The Company shall deliver to the Seller the Shares and Warrants.

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ii)
The Seller shall deliver to the Company certificates for the GSSI Shares and disclosure schedules required herein at Closing, with Medallion Guaranties or other signature verifications as required by the transfer agent.

iii)
At and at any time after the Closing, the parties shall duly execute, acknowledge, and deliver all such further assignments, conveyances, in-struments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contem-plated by this Agreement.

iv)	All representations, covenants and warranties of the Company and Seller contained in this Agreement shall be true and correct on and as of the closing date.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES

As an inducement for each party to execute this Agreement, each party represents to the other party as follows:

2.01            Private Offering.  The offer, sale, and exchange of the shares of Common Stock have not been and will not be registered with the Securities and Exchange Commission (the "Commission"). The shares of Common Stock shall be offered for sale and sold pursuant to the exemptions from the registration requirements of Section 5 of the United States Securities Act of 1933, as amended, and as such, will be deemed "restricted securities" limiting the shares ability to be resold.

2.02            Approval of Agreement.  Each party has full corporate power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated including the exchange of the shares of common stock referred to herein.

2.03            Legal Right.  The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, indenture, mortgage or other agreement or instrument to which the parties are parties thereto or by which it is bound by any order, rule or regulation directed to the parties or their affiliates by any court or governmental agency or body having jurisdiction over them; and no other consent, approval, authorization or action is required for the consummation of the transactions herein contemplated other than such as have been obtained.

2.04            Validly Issued.  The Shares and Warrants when issued by the Company, will be duly authorized, validly issued, fully paid for, and non-assessable.  The GSSI Shares have been duly authorized, validly issued, fully paid for, and are non-assessable.

2.05            Informed Decision.  Each party will have had an opportunity to consult with theirs independent legal, tax and financial advisors, and together with such advisors, have evaluated the transactions contemplated in this Agreement and have independently determined to agree to the terms and conditions of this Agreement. No representation is being or has been made by either party regarding the

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tax, financial, legal or other effects to the Seller regarding the transactions contemplated in this Agreement. The parties are familiar with and understand the business and financial condition, operations and prospects of each other are sufficiently informed and sophisticated enough to make a decision regarding the transactions contemplated by this Agreement. The Seller have reviewed the Company's filings made with the Securities and Exchange Commission that appear on the SEC website at www.sec.gov.

2.06            Exchange Entirely for Own Account.  The Shares and Warrants to be acquired by the Seller and will be acquired for investment for the Seller's own accounts, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. The Seller does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares and Warrants. Except that as a part of this transaction the Shares received by the Seller shall be distributed to the Seller's Series B and Series C Preferred shareholders in exchange for their preferred shares in compliance with the appropriate securities laws.

2.07            Disclosure of Information.  The Seller has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the sale of the Shares and War- rants with the Company's management and has had an opportunity to review the Company's records. The Seller is aware, through its clue diligence review of the Company that the exchange value for the Shares and Warrants bear no relationship to assets, book value or other established criteria of determining value.

2.08            Accredited Investor.  The Seller is an accredited investor as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act.

2.09            Investment Experience.  The Seller has invested in securities of companies with size and structure similar to the Company and each the Seller acknowledges it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business mat-ters that it is capable of evaluating the merits and risks of the investment in the Shares and Warrants and in the proposed ongoing operations of the Company.

2.10            Purchase of Shares of Common Stock. The Company and Seller agree and understand that the consummation of this Agreement including the sale of the exchange shares of common stock as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. The Company and Seller agree such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

(a)	By signing of this Agreement Seller acknowledges and makes the following representations and warranties:

(i)
That neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the Shares and Warrants, and that this transaction involves certain risks.

(ii)	That Seller has received and read this Agreement and understands the risks related to the consummation of the transactions herein contemplated.

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(iii)	That Seller has such knowledge and experience in business and financial matters that it is capable of evaluating the Company's business and GSSI's business.

(iv)
That Seller has been provided with copies of all materials and information requested by it or its representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

(v)
That all information which Seller has provided to the Company or their representatives concerning their suitability and intent to hold shares in Common Stock following the transactions contemplated hereby is complete, accurate, and correct.

(vi)
That Seller has not offered or sold any securities of the Company or interest in this Agreement and has no present intention of dividing the Shares or Warrants to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of the Shares or Warrants, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance except as set forth in 2.06 above.

(vii)
The Seller understands that the Shares and Warrants have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the Shares or Warrants may, under certain circumstances, be inconsistent with this exemption and may make Seller an "underwriter," within the meaning of the Securities Act.  It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject Shares and Warrants can only be effected in transactions which are not considered distributions.  Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising.  Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets.  These criteria are set forth specifically in rule 144 promulgated under the Securities Act.

(viii)
Seller acknowledges that the Shares and Warrants must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Company is not under any obligation to register the Shares and Warrants under the Securities Act, except as set forth in this Agreement.  The Company is not under any obligation to make Rule 144 available, except as may be expressly agreed to by it in writing in this Agreement, and in the event Rule 144 is not available, or some other disclosure exemption may be required before Seller can sell, transfer, or otherwise

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dispose of such shares of Common Stock without registration under the Securities Act. The Company's transfer agent will maintain a stop transfer order against the transfer of the Shares and Warrants, and the certificates representing the shares of Common Stock and Warrants will bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

(ix)
The Company may refuse to register further transfers or resales of the Shares and Warrants in the absence of compliance with Rule 144 unless the Sellers furnish the Company with a "no-action" or interpretive letter from the SEC or an opinion of counsel reasonably acceptable to the Company stating that the transfer is proper.  Further, unless such letter or opinion states that the Shares and Warrants are free of any restrictions under the Securities Act, the Company may refuse to transfer the Shares and Warrants to any transferee who does not furnish in writing to the Company the same representations and agree to the same conditions with respect to such Shares and Warrants as set forth herein.  The Company may also refuse to transfer the Shares and Warrants if any circumstances are present reasonably indicating that the transferee's representations are not accurate.  Except as said transfer may occur by operation of law.

(b)
In connection with the transaction contemplated by this Agreement, the Company and Sellers shall each file, with the assistance of the others and their respective legal counsels, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where Seller reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c)
In order to more fully document reliance on the exemptions as provided herein, the Company and Seller shall execute and deliver to the other, at or prior to the closing, such further letters of representation, acknowledgment, suitability, or the like as the Company or Seller and their counsels may reasonably request in connection with reliance on exemptions from registration under such securities laws including but not limited to an investment letter.

(d)
The Company and Seller acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

2.11            Compliance with Rule 144.

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(a)
The Company will use its best efforts to at all times satisfy the requirements of Rule 144 promulgated under the Securities Act so that the Seller can sell the Shares and Warrants. This covenant shall survive the closing of this Agreement.

(b)
Upon being informed in writing by Seller that it intends to sell any shares under Rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), the Company will certify in writing to Seller that it is compliance with Rule 144 to the extent that it can in order to enable the Seller to sell the Shares and the Warrants

(c)
If any certificate representing any such restricted stock is presented to the Company's transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to the Company and its counsel that such transfer has complied with the requirements of Rule 144, as the case may be, the Company will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

2.14            Public Statements.  Subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), the Company and Seller shall consult with one another, and use reasonable best efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions and in making any filing with any federal or state governmental or regulatory agency or with any securities exchange with respect thereto.

2.15            No Representation Regarding Tax Treatment.  No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxa-tion.  Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or as-surance from any other party or such other party's legal, accounting, or other adviser.

2.16            Board of Directors of the Company.  After the Company has acquired GSSI, the Compa-ny will call a special meeting of shareholders and Miesner will cause the following persons to be elected to the Company's board of directors: Jed Miesner, Bob Manning, Tony Alford, Darrell Carey, Stephen Salgado, Art Seligman, Reese Pinney, Tim Flanagan, and Bobby Bories.

2.17            Officers of the Company.  After the Company has acquired GSSI, the Company's board of directors then elected will cause the appointment of the following: Art Seligman, CEO; Tim Flanagan, President; Stephen Salgado, secretary/comptroller; Bobby Bories, treasurer; Dan Denton, CFO; and, Reese Pinney, COO.

2.18            Acquisition of Jilpetco.  The Company will acquire all of the issued and outstanding shares of common stock of Jilpetco, Inc., a Texas corporation owned by Miesner, the Company's presi-dent, in consideration of $500,000.00. The Company and GSSI will work jointly in an attempt to raise funds for the acquisition aforesaid, but will not be a condition to the acquisition.

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2.19            Employment Agreements.  Based upon the demonstrated ability of Art Seligman, Tim Flanagan, Reese Pinney, and Robert Bories for raising corporate capital, as well as partner-ship funding, and based on their committing to working with the company to raise a minimum of $3,000,000 in capital, included but not limited to drilling or corporate capital, during the calendar year of 2016 the Company will enter into employment agreements with each individual for a minimum of one (1) year. The employment agreements will be effective April 1, 2016.  The agreements shall contain the maximum non-competition provisions provided under Nevada law, but will in no way attempt to force a breach of their fiduciary responsibility to prior drilling pro-grams, for which they are corporate general partners or their responsibilities to the shareholders of the Seller.  Salaries, bonus awards, and other compensation will be established by the Compa-ny's Compensation Committee which will be composed of Bob Manning, Tony Alford, Art Seligman and Tim Flanagan for the initial term of their employment agreement, on a month by month evaluation including but not limited to common stock participation based upon collective performance measurements.  This is separate and apart from each of the aforementioned individ-ual employee's ability to earn up to a maximum of 5% of the Company's outstanding shares based upon the number of outstanding common shares immediately following closing, estimated to be 58,840,681.  The board will make its best efforts to achieve the goal of providing each in-dividual with shares awarded that will allow the employee to earn at most 5% of the estimated 58,840,681 shares. . The parties acknowledge that currently the Company has insufficient cash to pay salaries and that the Company will begin salaries when it is determined by the compensation committee that it is prudent to do so.  The Seller and GSSI will deliver, on closing, such acknowledgement signed individually by each respective employee.  In the event that the officers listed above collectively raise $50 million in capital, the stock awards will be recognized at a cap of 20% for all the above officers combined.  On April 1 of each year, stock awards will be given proportionate to the capital raised during the previous calendar year, not to exceed the 20% cap that they are eligible to receive being based upon 58,840,681 shares.  For example should the capital raised be $5 million during the period ending April 1, 2017 the stock award will be 1,176,814, (10% of the total 11,768,136 shares available) which will be distributed evenly, 294,204 among the 4 aforementioned employees.  The employment agreements will be agreed upon and executed prior to closing or after closing where an appropriate escrow arrangement is utilized.

2.20            Continuation of Businesses.  Seller will continue as an operating business following the acquisition of GSSI by the Company, however, Seller will not compete with the Company or GSSI in any manner whatsoever, and will not be affiliated with any entities or persons who compete with GSSI or the Company in any manner.  GSSI will only offer securities for third parties subject to written approval of the board of directors of the Company.  However, notwithstanding any provisions of this Agreement to the contrary, the Seller, and its officers and directors, will continue to discharge its duty and responsibili-ties to Seller 's shareholders and as a general partner in all existing limited partnership in which it is affili-ated.

2.21            Change of Name.  The Company will change its name to Amazing Energy Gulf South, Inc. and will conduct business as "AGS Energy."

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ARTICLE III
REPRESENTATIONS AND WARRANTIES OF GSSI

Except as set forth in the GSSI Disclosure Schedule GSSI represent and warrant to Company as follows:

3.1               Organization and Standing.  GSSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law except where the failure to qualify (individually or in the aggregate) will not have any material adverse effect on the business or prospects of GSSI.

3.2               Capitalization.

(a)
GSSI has authorized capital of $10,000 comprised of 1,000,000 authorized shares of common stock, par value $0.01 per share, 100,000 of which are issued and outstanding and all of which are owned by the Seller.  GSSI has no authorized shares of preferred stock.  All of such shares of capital stock are issued and outstanding are duly authorized, validly issued and outstanding, fully paid and non-assessable, and were not issued in violation of any laws.  There are no subscriptions, warrants, rights or calls or other commitments or agreements to which GSSI is a party or by which it is bound, pursuant to which GSSI is or may be required to issue or deliver securities of any class.  There are no outstanding se-curities convertible or exchangeable, actually or contingently, into common stock or any other securities of GSSI.

(b)	All outstanding shares of GSSI common stock have been issued and granted in compliance with all applicable securities laws and other applicable legal requirements.

(c)	Seller has good and marketable title to all of the GSSI Shares, free and clear of all liens, claims and encumbrances of any third persons.

3.3               Subsidiaries.  GSSI does not own any subsidiary corporations.

3.4               Authority.  Seller's Board of Directors has determined that the Exchange is fair to and in the best interests of Seller's stock holders. The execution, delivery and performance by Seller of this Agreement has been duly authorized by all necessary action on the part of Seller.  Seller has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement.  This Agree-ment constitutes, and all other agreements contemplated hereby will constitute, when executed and deliv-ered by Seller in accordance herewith, the valid and binding obligations of Seller, enforceable in accord-ance with their respective terms.

3.5               Assets.  Assets of GSSI are set forth in the GSSI Disclosure Schedule.

3.6               Contracts and Other Commitments.  Except as set forth in the GSSI Disclosure Schedule, GSSI is not a party to any contracts or agreements.

3.7               Litigation.  There is no claim, action, proceeding, or investigation pending or, to its knowledge, threatened against or affecting GSSI before or by any court, arbitrator or governmental agen-cy or authority which, in its reasonable judgment, could have a material adverse effect on the operations

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or prospects of GSSI.  There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against GSSI or asserted against GSSI that has not been paid.

3.8               Taxes. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Tax-es") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, em-ployment, franchise, occupancy, payroll, property, sales, transfer, use, value added, with holding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes.

(a)	GSSI has duly filed all Returns and paid all Taxes. GSSI will pay in full or has ade-quately reserved against all Taxes otherwise assessed against it through the Closing Date.

(b)
GSSI is not a party to any pending action or proceeding by any governmental au-thority for the assessment of any Tax, and, to the knowledge of GSSI, no claim for assessment or collection of any Tax related to GSSI has been asserted against GSSI that has not been paid.  There are no Tax liens upon the assets of GSSI.  There is no valid basis, to GSSI's knowledge, for any assessment, deficiency, notice, 30-day let-ter or similar intention to assess any Tax to be issued to GSSI by any governmental authority.

3.9               Compliance with Laws and Regulations.  GSSI has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local and foreign) applicable to it in all jurisdictions where the business of GSSI is conducted or to which GSSI is subject, including but not limited to all SEC and FINRA regulations.  GSSI has not made any misrepre-sentation nor has omitted any material facts in any of its filings with the SEC or FINRA.  The parties acknowledge that following the execution of this agreement the operation of GSSI as a FINRA broker dealer is subject to FINRA review and acceptance of an amended Form BD as well as a Continuing Member Application.  Seller and GSSI make no representations as to the acceptance by FINRA of these filings or any possible action that FINRA may require of GSSI to continue as a member of FINRA as a broker dealer.

3.10            Hazardous Materials.  To the knowledge of GSSI, GSSI has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materi-als."  As used herein, the term "Hazardous Materials" means any substance now or hereafter designated pursuant to Section 307(a) and 311 (b)(2)(A) of the Federal Clean Water Act, 33 USC §§ 1317(a), 1321 (b)(2)(A), Section 112 of the Federal Clean Air Act, 42 USC § 3412, Section 3001 of the Federal Resource Conservation and Recovery Act, 42 USC § 6921, Section 7 of the Federal Toxic Substances Control Act, 15 USC § 2606, or Section 101 (14) and Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC§§ 9601(14), 9602.

3.11            No Breaches.  The making and performance of this Agreement will not (i) conflict with or violate the Articles of Incorporation or the Bylaws of GSSI, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which GSSI is a party or by which GSSI or any of its businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would be-come a default under, or result in the creation of any encumbrance upon any material asset of GSSI under,

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or create any rights of termination, cancellation or acceleration in any person under, any contract.

3.12            Employees.  GSSI does not have any employees that are represented by any labor union or collective bargaining unit.  Nor does GSSI have any employment agreements or compensation plans which are in effect with anyone.

3.13            Financial Statements.  Within the required time frame following Closing, GSSI will pre-pare and deliver the appropriate financial statements as required by the Securities and Exchange Commis-sion rules.

3.14            Absence of Certain Changes or Events.  Except as set forth in the GSSI Disclosure Schedule, since January 31, 2016 (the "Balance Sheet Dates"), there has not been:

(a)            any material adverse change in the financial condition, properties, assets, liabili-ties or business of GSSI;

(b)            any material damage, destruction or loss of any material properties of GSSI, whether or not covered by insurance;

(c)            any material adverse change in the manner in which the business of GSSI and has been conducted;

(d)            any material adverse change in the treatment and protection of trade secrets or other confidential information of GSSI; and

(e)            any occurrence not included in paragraphs (a) through (d) of this Section 3.14 which has resulted, or which GSSI has reason to believe, might be expected to result in, a material ad-verse change in the business or prospects of GSSI.

3.15            Government Licenses, Permits, Authorizations.  GSSI has all governmental licenses, per-mits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Li-censes and Permits").  All such Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or, to the knowledge of GSSI, threatened.

3.16            Employee Benefit Plans.

(a)            GSSI has no bonus, material deferred compensation, material incentive compen-sation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plans.

(b)            GSSI has not maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any similar pension benefit plan under the laws of any foreign jurisdiction.

(c)            Except as set forth in the GSSI Disclosure Schedule, neither the execution, deliv-ery or performance of this Agreement, nor the consummation of the Exchange or any of the other transac-tions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of GSSI, or result in any ac-celeration of the time of payment, provision or vesting of any such benefits.

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3.17            Business Locations.  Other than as set forth in the GSSI Disclosure Schedule, GSSI does not own or lease any real or personal property in any state or country other than it leases office space at 3206 50th Street Court, Gig Harbor, Washington 98335.

3.18            Intellectual Property.  GSSI owns no intellectual property of any kind.  GSSI is not cur-rently in receipt of any notice of any violation or infringements of, and is not knowingly violating or in-fringing, or to the best of its knowledge has not violated or infringed the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.

3.19            Governmental Approvals.  Except as set forth in the GSSI Disclosure Schedule, no au-thorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by GSSI or the Seller with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with the Seller's execution, delivery and performance of this Agreement.  Except as set forth in the GSSI Disclosure Schedule, no consents of any other parties are required to be received by or on the part of Seller or GSSI to enable Seller or GSSI to enter into and carry out this Agreement except as outlined in 3.09 above.

3.20            Transactions with Affiliates.  Except as set forth in the GSSI Disclosure Schedule, GSSI is not indebted for money borrowed, either directly or indirectly, from any of its officers, directors, or any Affiliate (as defined below), in any amount whatsoever; nor are any of its officers, directors, or Affiliates indebted for money borrowed from GSSI; nor are there any transactions of a continuing nature between GSSI and any of its officers, directors, or Affiliates not subject to cancellation which will continue be-yond the Closing Date, including, without limitation, use of the assets of GSSI for personal benefit with or without adequate compensation.  For purposes of this Agreement, the term (i)"Affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.  As used in the foregoing definition, the term (ii) "con-trol "shall mean the power through the ownership of voting securities, contract or otherwise to direct the affairs of another person and (iii) "person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal, state, local or other political subdivision, or any agency or bu-reau of any of them) or other entity.

3.21            No Distributions.  GSSI has not made nor has any intention of making any distribution or payment to any of its shareholders with respect to any of its shares prior to the Closing Date.

3.22            Liabilities.  GSSI has no material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) Liabilities fully and adequately reflected or reserved against on the GSSI Balance Sheet, (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of GSSI, or (iii) Liabilities otherwise disclosed in this Agreement, including the exhibits hereto and GSSI Disclosure Schedule.

3.23            Accounts Receivable.  GSSI has no accounts receivables other than as disclosed in the GSSI Disclosure Schedule.

3.24            Insurance and Bonds.  GSSI has no insurance policies in effect or any outstanding bonds

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in effect other than as contained in the GSSI Disclosure Schedule.

3.25            Principal GSSI Shareholder Representations and Warranties.  Seller represents and war-rants that it has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the other Closing Documents to which it is a party and to perform his obligations un-der this Agreement and the other Closing Documents to which he is a party, and it has good and marketa-ble title to all of the outstanding GSSI Shares, free and clear of all liens, claims and encumbrances of any third persons.

3.26            No Omissions or Untrue Statements.  The Seller and GSSI represent and warrant that they have not made any untrue statement of a material fact, or omitted or will omit to state a material fact necessary to make the statements contained herein not misleading as of the date hereof and as of the Clos-ing Date and fully indemnifies the Company and their respective employees against any harm, including attorney's fees that may arise as a consequence.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the COMPANY Disclosure Schedule (which incorporates all the reports of the COMPANY filed with the United States Securities and Exchange Commission) the COMPANY rep-resents and warrants to SELLERS and GSSI as follows:

4.1               Organization and Standing.  The COMPANY is a corporation duly organized, validly ex-isting and in good standing under the laws of the State of Nevada.  The COMPANY has all requisite cor-porate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary un-der applicable law except where the failure to qualify (individually or in the aggregate) will not have any material adverse effect on the business or prospects of the COMPANY.  The copies of the Articles of In-corporation and Bylaws of the COMPANY, as amended to date, which have been delivered to SELLERS and GSSI, are true and complete copies of these documents as now in effect.

4.2               Taxes.  For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Tax-es") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, em-ployment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes.

i)	The COMPANY has filed all Tax returns. The COMPANY will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Clos-ing Date.

ii)
The COMPANY is not a party to any pending action or proceeding by any govern-mental authority for the assessment of any Tax, and, to the knowledge of the COM-PANY, no claim for assessment or collection of any Tax related to the COMPANY has been asserted against the COMPANY that has not been paid.  There are no Tax liens upon the assets of the COMPANY.  There is no valid basis, to the COMPANY's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to the COMPANY by any governmental authority.

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4.3               Compliance with Laws and Regulations.  The COMPANY has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local and foreign) applicable to it in all jurisdictions where the business of the COMPANY is conducted or to which the COMPANY is subject, including all requisite filings with the SEC.  The COM-PANY has not made any misrepresentation nor has omitted any material facts in any of its SEC filings to date.

4.4               Hazardous Materials.  To the knowledge of the COM PANY, the COMPANY has not vio-lated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materials."  As used herein, the term "Hazardous Materials" means any substance now or hereafter designated pursuant to Section 307(a) and 311 (b)(2)(A) of the Federal Clean Water Act, 33 USC §§ 1317(a), 1321 (b)(2)(A), Section 112 of the Federal Clean Air Act, 42 USC § 3412, Section 3001 of the Federal Resource Conservation and Recovery Act, 42 USC § 6921, Section 7 of the Federal Toxic Substances Control Act, 15 USC § 2606, or Section 101(14) and Section 102 of the Comprehensive Envi-ronmental Response, Compensation and Liability Act, 42 USC §§ 9601 (14), 9602.

4.5               No Breaches.  The making and performance of this Agreement will not (i) conflict with or violate the Articles of Incorporation or the Bylaws of the COMPANY, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which the COMPANY is a party or by which the COMPANY or any of its businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of the COMPANY under, or create any rights of termination, cancellation or accelera-tion in any person under, any contract.

4.6               Employees.  The COMPANY has does not have any employees that are represented by any labor union or collective bargaining unit.  Nor does the COMPANY have any employment agree-ments or compensation plans which are in effect with anyone.

4.7               Financial Statements.  Year-end audited financial statements and unaudited quarterly stub financial statements are available online at www.sec.gov (collectively the "Financial Statements").  The Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of the COMPANY for the periods indicated, prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied.  There are no assets of the COMPANY the value of which is materially overstated in said balance sheets.

4.8               Absence of Certain Changes or Events.  Except as set forth in the COMPANY Disclosure Schedule, since January 31, 2016 (the "Balance Sheet Dates"), there has not been:

(a)            any material adverse change in the financial condition, properties, assets, liabili-ties or business of the COM PANY;

(b)            any material damage, destruction or loss of any material properties of the COM-PANY, whether or not covered by insurance;

(c)            any material adverse change in the manner in which the business of the COM-PANY and has been conducted ;

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(d)            any material adverse change in the treatment and protection of trade secrets or other confidential information of the COMPANY; and

(e)            any occurrence not included in paragraphs (a) through (d) of this Section 4.8 which has resulted, or which the COMPANY has reason to believe, might be expected to result in, a ma-terial adverse change in the business or prospects of the COMPANY.

4.9               Government Licenses. Permits, Authorizations.  The COMPANY has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently con-ducted ("Licenses and Permits").  All such Licenses and Permits are in full force and effect, and no pro-ceedings for the suspension or cancellation of any thereof is pending or, to the knowledge of the COM-PANY, threatened.

4.10            Employee Benefit Plans.

(a)            The COMPANY has no bonus, material deferred compensation, material incen-tive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan.

(b)            The COMPANY has not maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any similar pension benefit plan under the laws of any foreign jurisdic-tion.

(c)            Except as set forth in the COMPANY Disclosure Schedule, neither the execu-tion, delivery or performance of this Agreement, nor the consummation of the Agreement or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of the COMPANY, or result in any acceleration of the time of payment, provision or vesting of any such benefits.

4.11            Business Locations.  Other than as set forth in the COMPANY Disclosure Schedule, the COMPANY does not own or lease any real or persona l property in any state or country.

4.12            Intellectual Property.  The COMPANY owns no intellectual property of any kind.  The COMPANY is not currently in receipt of any notice of any violation or infringements of, and is not know-ingly violating or infringing, or to the best of its knowledge has not violated or infringed the rights of oth-ers in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intan-gible asset.

4.13            Governmental Approvals.  Except as set forth in the COMPANY Disclosure Schedule, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by the COMPANY with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with the COMPANY's execution, delivery and performance of this Agreement.  Except as set forth in the COMPANY Disclosure Schedule, no consents of any other parties are required to be received by or on the part of the COMPANY to enable the COMPANY to enter into and carry out this Agreement.

4.13            Transactions with Affiliates.  Except as set forth in the COMPANY Disclosure Schedule,

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The COMPANY is not indebted for money borrowed, either directly or indirectly, from any of its offic-ers, directors, or any Affiliate (as defined below), in any amount whatsoever; nor are any of its officers, directors, or Affiliates indebted for money borrowed from the COMPANY; nor are there any transactions of a continuing nature between the COMPANY and any of its officers, directors, or Affiliates not subject to cancellation which will continue beyond the Closing Date, including, without limitation, use of the as-sets of the COMPANY for personal benefit with or without adequate compensation.  For purposes of this Agreement, the term (i)"Affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.  As used in the foregoing definition, the term (ii) "control" shall mean the power through the ownership of voting securities, contract or otherwise to direct the affairs of another person and (iii) "person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal, state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

4.15            No Distributions.  The COMPANY has not made nor has any intention of making any distribution or payment to any of its shareholders with respect to any of its shares prior to the Closing Date.

4.16            Liabilities.  The COMPANY has no material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liqui-dated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) Liabilities fully and adequately reflected or reserved against on the COMPANY Balance Sheet, (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of the COMPANY, or (iii) Liabilities otherwise disclosed in this Agreement, including the exhibits hereto and the COMPANY Disclosure Schedule.

4.17            Accounts Receivable.  The COMPANY has no accounts receivables other than as dis-closed in the COMPANY Disclosure Schedule.

4.18            Insurance.  The COMPANY has no insurance policies in effect.

4.19            Principal COMPANY Shareholder Representations and Warranties.  THE PRINCIPAL COMPANY SHAREHOLDER represents and warrants that he has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the other Closing Documents to which he is a party and to perform his obligations under this Agreement and the other Closing Documents to which he is a party, and he has good and marketable title to all of the COMPANY Shares listed in Ex-hibit A hereto, free and clear of all liens, claims and encumbrances of any third persons.

4.20            No Omissions or Untrue Statements.  To the best of each party's knowledge no represen-tation or warranty made by the COMPANY or the PRINCIPAL COMPANY SHAREHOLDER to SELLERS and GSSI in this Agreement, the COMPANY Disclosure Schedule or in any certificate of a COMPANY officer required to be delivered to SELLERS pursuant to the terms of this Agreement, con-tains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

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ARTICLE V
MISCELLANEOUS

5.1               Attorney's Fees.  After the closing and in the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.  Each party is responsible for their own attorney's fees in the closing of this transaction.

5.2               Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  All previous agreements between the parties, whether written or oral, have been merged into this Agreement.  This Agreement completely expresses the agreement of the parties relating to the subject matter hereof.

5.3               Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the closing and the consummation of the transactions herein contemplated for a period of six months from the closing, unless otherwise provided herein.

5.4               Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

5.5               Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the closing, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

5.6               Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the Company and Seller and their successors.  Nothing expressed in this Agreement is intended to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under this Agreement.

5.7               Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

5.8               Captions.  The captions or headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provisions hereof.

5.9               Applicable Law.  The Company and Seller hereby agree this Agreement shall be governed by and construed and enforced under and in accordance with the laws of the state of Texas and all subject matter and in persona jurisdiction shall be the state courts of Texas and as such the Company and Sellers irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Texas and of the United States of America located in Potter county Texas for any actions,

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Suits or proceedings arising out of or relating to this Agreement and the Company and Buyer agree not to commence any action, suite or proceedings relating thereto except in such courts.

                        IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

COMPANY

AMAZING ENERGY OIL AND GAS, CO.

BY:	JED MIESNER
Jed Miesner, President

SELLER
GULF SOUTH HOLDING, INC.

BY:	ART SELIGMAN
Art Seligman, President

GSSI
GULF SOUTH SECURITIES, INC.

BY:	TIMOTHY J. FLANAGAN
Timothy J. Flanagan, President

MIESNER

JED MIESNER
Jed Miesner, on behalf of Petro Pro Ltd., JLM Strategic
Investments, LP, and Jed and Lesa Miesner

BORIES
BORIES CAPITAL, LLC.

BY:	ROBERT A. BORIES
Robert A. Bories, Managing Member

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GSSI Disclosure Schedule

The parties acknowledge that following the execution of this agreement the operation of GSSI as a FINRA broker dealer is subject to FINRA review and acceptance of an amended Form BD as well as a Continuing Member Application.  Seller and GSSI make no representations as to the acceptance by FINRA of these filings or any possible action that FINRA may require of GSSI to continue as a member of FINRA as a broker dealer.

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